EX-99.906CERT

SECTION 906 CERTIFICATIONS

Sandra Cavanaugh Principal Executive Officer and Chief Executive Officer; and Mark E.
Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Russell
Investment Company, a Massachusetts Business Trust (the “Registrant”), each certify that:

1 .	The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2014 (the
“Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2 .	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to Russell
Investment Company and will be retained by Russell Investment Company and furnished to the
Securities and Exchange Commission or its staff upon request.

President and CEO, Russell Investment	Treasurer and Chief Accounting Officer
Company; Chairman of the Board, President	and CFO, Russell Investment Company;
and CEO, Russell Financial Services	Global Head of Fund Services, Russell
Company	Investment Management Company and
Russell Financial Services Company

Sandra Cavanaugh	_ _	Mark Swanson